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                                                                   EXHIBIT 99.3

                                 FORM OF CHECK

NOTE: This is not a Proxy

                            AMB PROPERTY CORPORATION
                 Dividend Reinvestment and Direct Purchase Plan
                                Enrollment Form
                       (for use by existing stockholders)

I wish to participate in the Dividend Reinvestment and Direct Purchase Plan as indicated below:

[ ]  FULL DIVIDEND REINVESTMENT:            [ ]  PARTIAL DIVIDEND REINVESTMENT:
     I wish to reinvest all cash dividends       I wish to receive cash
     for this account. I may also make           dividends on _______ shares of
     optional cash purchases of a minimum        common stock and to reinvest my
     of $500 to a maximum of $5,000 of           cash dividends on the remainder
     common stock per calendar month.            of any shares of common stock
                                                 for this account. I may also
                                                 make optional cash purchases
                                                 of a minimum of $500 to a
                                                 maximum of $5,000 of common
                                                 stock per calendar month.

[ ]  OPTIONAL CASH ONLY:

     I wish to make only optional cash
     purchases of a minimum of $500 to a
     maximum of $5,000 of common stock
     per calendar month. I will receive a
     dividend check for cash dividends on
     all shares of common stock. (Please
     make check or money order to AMB
     Investment Plan.)

                       Sign this card only after reading the reverse side.
               If you have questions, please contact EquiServe at 1-800-331-9474



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                                                Stockholder Signature


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                                                Stockholder Signature


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                                                        Date

SEE OTHER SIDE
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FULL DIVIDEND REINVESTMENT - The dividends on all AMB Property Corporation shares of common stock for this account as well as dividends of shares of common stock credited to your account under the Plan will be invested to purchase additional shares. You may also invest by making optional cash purchases of a minimum of $500 up to a maximum of $5,000 of common stock per calendar month.

PARTIAL DIVIDEND REINVESTMENT - The dividends on less than all AMB Property Corporation shares of common stock held by you may be reinvested in the Plan. For example, if you own 300 shares and want to receive cash dividends on 100 shares, check the "Partial Dividend Reinvestment" box and write 100 on the blank line. (The cash dividends you wish to receive must be on full shares.) Cash dividends on the remaining 200 shares will be reinvested to purchase additional shares of common stock. You may also invest by making optional cash purchases of a minimum of $500 up to a maximum of $5,000 of common stock per calendar month.

OPTIONAL CASH ONLY - You may make optional purchases of a minimum of $500 up to a maximum of $5,000 of common stock per calendar month without reinvesting dividends on the shares you hold. Any shares purchased through optional payments will be credited to your account under the Plan. Dividends on all shares credited to your account under the Plan will be paid to you in cash automatically. Payments for optional cash purchases must be received by the Agent by the "Optional Cash Payment Due Date" as defined in the Plan Prospectus.

QUESTIONS - If you have any questions, please write to AMB Property Corporation at BankBoston, N.A. c/o EquiServe at P.O. Box 8040, Boston MA 02266-8040 or call toll-free: 1-800-331-9474.

Your participation in the Plan is subject to the terms set forth in the accompanying Plan Prospectus. You may terminate participation in the Plan at any time by written notice to BankBoston, N.A. c/o EquiServe, AMB Dividend Reinvestment and Direct Purchase Plan, P.O. Box 8040, Boston, MA 02266-8040.

Do not return this form unless you intend to participate in the Plan since this form authorizes BankBoston, N.A. to enroll your account in the Plan. If this form is signed but no box checked, you will be enrolled in the Plan under the Full Dividend Reinvestment option.